Exhibit 99.1

Additional Information About Your Compensation

US Directors

We shared exciting news with you yesterday. There is a lot to take in - and I am committed to timely and transparent communications. So, let me address the most important personal questions you are likely to have:

•                  Firstly, I want to be clear there is no change in your role, responsibilities, manager, or compensation related to our agreement with Sycamore. No changes to core benefits like medical, 401k and your SERP.

•                  Our FY17 Bonus plans and their associated targets will continue as already communicated, the only change being the removal of the EPS gate. Let’s keep focused on our Q2 goals and beyond to deliver our numbers and pay those bonuses next April!

•                  Upon closing, the equity you own (e.g. ESPP shares you bought, vested Restricted Stock) will convert to cash and be paid out at $10.25 per share.

•                  In addition, all unvested equity will be paid out at $10.25, 180 days after closing.

•                  For the July 2017 annual grant, we will grant in stock at 50% of your target annual grant, and you will receive the value of this grant faster. The shares you are granted will vest completely 10 months after the transaction closes. When those shares vest, they will also be paid out in cash at $10.25/share.

Going forward, we know that Staples stock will not be issued. However, Sycamore Partners fully understands the need to provide market competitive compensation to attract and retain the talent Staples needs to grow and the importance of an attractive long term incentive. We will work with Sycamore on our long-term incentive program and will share this with you as soon as we can.

Again, a lot to take in, but rest assured, Sycamore Partners and your executive team are committed to growth through a stable and highly productive team.

As you can see, my goal is to be as transparent as I can throughout the process. As soon as decisions are made we will share them with you.

Each of you have a critical role to play over the coming weeks. Our #1 priority is to stay the course — bring home our Q2 goals, deliver on our 20/20 strategy and stay focused on our customers and associates. Thank you in advance for your leadership and positive energy!

Onward and upward!

Internal Use Only — this message should not be forwarded externally.

Additional Information and Where to Find It

This letter may be deemed solicitation material in respect of the proposed acquisition of Staples by Arch Parent Inc. (the “Parent”), an affiliate of Sycamore Partners, L.P. Staples plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. This letter does not constitute a solicitation of any vote or approval. The Proxy Statement will contain important information about the Parent, Staples, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Parent and Staples through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Staples by contacting Staples Investor Relations department at investor@staples.com. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at investor.staples.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Staples, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Staples’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding Staples’ directors and executive officers, including their ownership of Staples’ securities, is contained in Staples’ Annual Report on Form 10-K for the year ended January 28, 2017 and its proxy statement dated April 20, 2017, which are filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Staples and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Safe Harbor for Forward-Looking Statements Statements in this letter regarding the proposed transaction between the Parent and Staples, the expected timetable for completing the transaction, future financial and operating results, future opportunities for the combined company and any other statements about the Parent and Staples managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. The Company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which Staples may not be able to predict and may not be within Staples’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Staples’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Staples’ stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Staples’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt Staples’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Staples’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Staples related to the merger agreement or the proposed merger. There are a number of important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in Staples’s Annual Report on Form 10-K for the year ended January 28, 2017 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this letter.